UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2006

The St. Paul Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

385 Washington Street
Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

(651) 310-7911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On February 6, 2006, the executive compensation sub-committee (Compensation Sub-Committee) of the Board of Directors of The St. Paul Travelers Companies, Inc. (the Company) approved the annual base salaries, annual incentive awards (i.e., cash bonus and restricted stock awards), stock option grants, other restricted stock grants and performance share awards for executive officers of the Company.

Salary and Incentive Compensation

The following table sets forth the annual base salaries as of the end of 2005 and for 2006 for the Company’s Chief Executive Officer and the four other most highly compensated executive officers (defined as the Company’s president, any vice president in charge of a principal business function or any other officer who performs a policy making function) of the Company during 2005 (collectively, the Named Executive Officers).

Name and Position	Year	Base Salary
Jay S. Fishman	2006	$1,000,000
Chairman of the Board, Chief Executive Officer and President	2005	$1,000,000

Brian W. MacLean	2006	$700,000
Executive Vice President and Chief Operating Officer	2005	$700,000

Jay S. Benet	2006	$575,000
Vice Chairman and Chief Financial Officer	2005	$575,000

William H. Heyman	2006	$575,000
Vice Chairman and Chief Investment Officer	2005	$575,000

Joseph P. Lacher, Jr.	2006	$500,000
Executive Vice President—Personal Lines	2005	$500,000

Under the Company’s Senior Executive Performance Plan, if the Company’s return on equity (which is determined by dividing the after-tax operating earnings for the performance period by beginning total common shareholders’ equity) for a performance period is greater than 8%, an award pool equal to 1.5% of the Company’s after-tax operating earnings will be available to the Compensation Sub-Committee for possible award to the Company’s Named Executive Officers. If a pool is available, the Compensation Sub-Committee, in its sole discretion, reviews both the Company’s and the individual’s performance and determines what, if any, amounts will be paid under the Senior Executive Performance Plan. Awards are paid in cash and shares of restricted stock.  In assessing the Company’s and the individual’s performance to determine what, if any, amounts will actually be awarded, the Compensation Sub-Committee weighs the recent financial performance of the Company or a business segment, as applicable, depending on the executive, as well as other short- and long-term objectives. In this regard, the Compensation Sub-Committee considers operating income as the most appropriate indicator of recent financial performance, generally exclusive of the impact of factors beyond the executive’s control, such as for example catastrophes. The Compensation Sub-Committee also considers other financial measures, as well as the degree to which objectives have been achieved and other qualitative factors, such as the strategic positioning of the Company or of the applicable business segment. For bonuses in respect of 2005, the Compensation Sub-Committee considered, among other factors, 2005 financial performance, corporate integration and expense reduction after the merger of Travelers and St. Paul as important objectives. The available pool for 2005 was approximately $60.1 million, of which the Compensation Sub-Committee awarded to the Named Executive Officers approximately $13.8 million, comprised of approximately $8.8 million in cash and $5.0 million in shares of restricted stock.

The following table sets forth the cash bonus awards and the grant date market values of the restricted stock awards for the Named Executive Officers made pursuant to the Senior Executive Performance Plan for 2005.

Name and Position	Bonus	Restricted Stock Awards
Jay S. Fishman
Chairman of the Board, Chief Executive Officer and President	$3,750,000	$1,388,759

Brian W. MacLean
Executive Vice President and Chief Operating Officer	$1,875,000	$1,219,379

Jay S. Benet
Vice Chairman and Chief Financial Officer	$1,125,000	$847,842

William H. Heyman
Vice Chairman and Chief Investment Officer	$1,125,000	$847,842

Joseph P. Lacher, Jr.
Executive Vice President—Personal Lines	$918,750	$652,725

The Compensation Sub-Committee established the maximum awards payable to the Named Executive Officers under the Senior Executive Performance Plan (the Plan) for the performance year 2006.  The maximum awards expressed as a percentage of the available pool are as follows:

Chief Executive Officer	35%
Second most highly compensated executive	25%
Third and fourth most highly compensated executives	15%
Fifth most highly compensated executives	10%

If the Company’s financial results for 2006 result in a pool being available for distribution to each Named Executive Officer under the Plan, the Compensation Sub-Committee will decide what, if any, portion of each Named Executive Officer’s maximum allocation should be paid as an award. Awards will be based on 2006 financial performance and short- and long-term performance factors. This information should be read in conjunction with the Senior Executive Performance Plan, which is filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2004.

Long-term Incentive Equity Awards

The following table sets forth the long-term incentive equity awards made to the Named Executive Officers pursuant to the 2004 Stock Incentive Plan.

The stock option grants will vest three years after the date of grant.  The stock options have an exercise price of $44.79 per share.

Under the Company’s Performance Share Program, certain employees of the Company, including the Named Executive Officers, are eligible to receive awards of the right to earn a number of shares of the Company’s common stock based upon the Company’s adjusted return on equity over a three year period.  The actual number of shares that can be earned ranges from 0% to 160% of a target number of shares based on actual performance compared to the performance objective.

In addition to the equity awards set forth in the table below, Mr. Fishman received a restricted stock grant of 25,815 shares pursuant to the terms of his employment agreement with the Company.

Name and Position	Stock Options	Target Number of Performance Shares
Jay S. Fishman
Chairman of the Board, Chief Executive Officer and President	255,678	36,280

Brian W. MacLean
Executive Vice President and Chief Operating Officer	116,091	16,410

Jay S. Benet
Vice Chairman and Chief Financial Officer	95,361	13,480

William H. Heyman
Vice Chairman and Chief Investment Officer	95,361	13,480

Joseph P. Lacher, Jr.
Executive Vice President—Personal Lines	69,102	9,768

This information should be read in conjunction with the 2004 Stock Incentive Plan, which is filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2004 and the Form of Performance Share Award Notification and Agreement, which is filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005.  The Company will provide additional information regarding the compensation of its Named Executive Officers in its Proxy Statement for the 2006 Annual Meeting of Shareholders to be held on May 3, 2006.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2006, the Board of Directors of the Company amended and restated the bylaws of the Company, effective February 7, 2006.  Specifically, Section 1 of Article II previously provided that meetings of the shareholders shall be held at the registered office of the Company or, except for a meeting called by or at the demand of a shareholder, at such other place as may be fixed from time to time by the Board of Directors.  This provision was amended to provide that each meeting of shareholders shall be held at the principal executive office of the Company or such other place as may be designated by the Board of Directors or the Chief Executive Officer.  This provision also was amended to provide that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Company is located.  Finally, this provision was amended to provide that the Board of Directors may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication, and that such participation by remote communication constitutes presence at the meeting.

In addition, the following sections and articles were amended to delete governance provisions put in place in connection with the April 1, 2004 merger between The St. Paul Companies, Inc. and Travelers Property Casualty Corp. and which have no effect after January 1, 2006:  Section 11 of Article II; Sections 2, 7, 8 and 9 of Article III; Section 2 of Article IV; and Article V.

The foregoing description of amendments to the bylaws does not purport to be complete and is qualified in its entirety by the text of the amended and restated bylaws themselves, which are filed in this report as Exhibit 3.2.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of The St. Paul Travelers Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2006	THE ST. PAUL TRAVELERS COMPANIES, INC.

	By:	/s/ Bruce A. Backberg
		Name:	Bruce A. Backberg
		Title:	Senior Vice President